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                                                                    Exhibit 99.3

FRED MEYER, INC. 401(k) SAVINGS PLAN
FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES
AS OF MARCH 31, 2000 AND FOR THE YEAR ENDED
MARCH 31, 2000



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FRED MEYER, INC. 401(k) SAVINGS PLAN
TABLE OF CONTENTS


                                                                            PAGE

Report of Independent Accountants.............................................1

Financial Statements:
     Statement of Net Assets Available for Benefits
         March 31, 2000.......................................................2
     Statement of Changes in Net Assets Available for Benefits
         For the Year Ended March 31, 2000....................................3
     Notes to Financial Statements ...........................................4

Supplemental Schedules: *
     Schedule H Part IV Line i
         Schedule of Assets Held for Investment Purposes at End of Year
         March 31, 2000.......................................................9
     Schedule H Part IV Line j
         Schedule of Reportable Transactions - Single
         For the Year Ended March 31, 2000....................................10
     Schedule H Part IV Line j
         Schedule of Reportable Transactions - Series
         For the Year Ended March 31, 2000....................................11


* Other schedules required by Section 2520.103-10 of the Department of Labor's Rules and Regulations of Reporting and Disclosure under ERISA have been omitted because they are not applicable.

                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Participants and Administrator of Fred Meyer, Inc. 401(k) Savings Plan

We have audited the accompanying statement of net assets available for benefits (modified cash basis) of the Fred Meyer, Inc. 401(k) Savings Plan (the Plan) as of March 31, 2000, and the related statement of changes in net assets available for benefits (modified cash basis) for the year ended March 31, 2000. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As described in Note 2, these financial statements and supplemental schedules were prepared on a modified cash basis of accounting, which is a comprehensive basis of accounting other than generally accepted accounting principles.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of March 31, 2000, and the changes in net assets available for benefits for the year ended March 31, 2000, on the basis of accounting described in Note 2.

Our audit was performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules (modified cash basis) of Assets Held for Investment Purposes at End of Year and of Reportable Transactions are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedules are the responsibility of the Plan's management. The supplemental schedules have been subjected to the auditing procedures applied in the audit of the basic financial statements, and in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.



September 22, 2000

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FRED MEYER, INC. 401(k) SAVINGS PLAN
STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
MARCH 31, 2000

                              ASSETS

Investments at fair value (Note 6)                     $553,133,672
Participant loans                                        12,633,431
Cash                                                         10,091
                                                       ------------

     Net assets available for benefits                 $565,777,194
                                                       ============




    The accompanying notes are an integral part of the financial statements.

                                       2
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FRED MEYER, INC. 401(k) SAVINGS PLAN
STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
FOR THE YEAR ENDED MARCH 31, 2000


Additions:
     Assets transferred from predecessor benefit plans:
          Transferred assets                                       $472,841,219
          Transferred loans                                           2,808,255
                                                                   ------------
          Total transfers                                           475,649,474
                                                                   ------------

     Investment income:
          Net appreciation in fair value of investments (Note 6)     53,722,859
          Interest and dividends                                     19,048,368
                                                                   ------------
          Net investment income                                      72,771,227
                                                                   ------------


     Contributions:
          Employee contributions                                     36,919,147
          Employer contributions                                     18,184,839
                                                                   ------------
          Total contributions                                        55,103,986
                                                                   ------------

          Total additions                                           603,524,687

Deductions:
     Benefit payments to participants                                37,648,576
     Administrative expenses (Note 3)                                    98,917
                                                                   ------------
          Total deductions                                           37,747,493

          Net increase in net assets available for benefits         565,777,194

Net assets available for benefits, beginning of year                         --
                                                                   ------------

Net assets available for benefits, end of year                     $565,777,194
                                                                   ============


    The accompanying notes are an integral part of the financial statements.

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FRED MEYER, INC. 401(k) SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS


1.   DESCRIPTION OF THE PLAN

     The following description of the Fred Meyer, Inc. 401(k) Savings Plan (the
     Plan) provides only general information. Participants should refer to the Plan agreement for a more complete description of the Plan's provisions.

     GENERAL
     The Plan is sponsored by Fred Meyer, Inc. a Delaware corporation, and its wholly-owned subsidiaries (collectively, the Company). The Plan is a defined contribution plan covering all employees of Fred Meyer, Inc. and its subsidiaries. It is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA). All employees who are 21 years of age and older and have completed one year of service are eligible to participate in the Plan, unless their employment is subject to a collective bargaining agreement, are non-resident aliens or leased employees.

     On April 1, 1999 the following Fred Meyer and subsidiary plans were merged together to form the Fred Meyer, Inc. 401(k) Savings Plan:

          o    Fred Meyer Profit Sharing Plan
          o    Smith's Food & Drug, Inc. 401(k) Savings Plan
          o    Ralphs Grocery Company Savings Plan Plus - Primary
          o    Ralphs Grocery Company Savings Plan Plus - Basic
          o    Hughes Markets, Inc. Employee's Profit Sharing Plan
          o    Keith Uddenberg, Inc. 401(k) Profit Sharing Plan and Trust
          o    Quality Food Centers Defined Contribution Plan
          o    Quality Food Centers 401(k) Retirement Plan

     CONTRIBUTIONS
     Each year participants may contribute up to 18% of pretax annual compensation, as defined by the Plan. Participants direct the investment of their contributions into various investment options offered by the Plan. The Plan currently offers nine mutual funds and a direct investment into Kroger Company Stock to all eligible participants.

     The Company contributes 100% of the first 3% of salary deferrals plus 50% of the next 2% of deferrals. The matching contributions are invested as the participants have designated for their salary contributions.

     Employees may also rollover funds of qualified distributions from tax-qualified retirement plans of prior employers.

     PARTICIPANT ACCOUNTS
     Each participant's account is credited with the participant's contribution and allocations of (a) the Company's matching contribution and (b) Plan earnings and losses. Allocations are based on participant earnings/losses or account balances, as defined. The benefit to which a participant is entitled is the benefit that can be provided from the participant's vested account.

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FRED MEYER, INC. 401(k) SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS, CONTINUED


1.   DESCRIPTION OF THE PLAN (CONTINUED)

     VESTING
     Participants are vested immediately in their contributions plus actual earning thereon, rollover contributions and earnings thereon, predecessor plan contributions and earnings thereon, and company matching contributions and earnings thereon.

     PARTICIPANT LOANS
     Participants may borrow from their fund accounts a minimum of $1,000 up to a maximum equal to the lesser of $50,000 or 50% of their vested account balance, whichever is less. The loans are secured by the balance in the participant's account and bear interest at rates that range from 8% to 10%, which are commensurate with local prevailing interest rates for similar borrowing as determined monthly by the Plan Committee. Principle and interest are paid ratably through weekly payroll deductions.

     INVESTMENT OPTIONS
     The Plan's investment options are comprised of The Kroger Co. common stock and nine T. Rowe Price mutual and trust funds - Blue Chip Growth Fund, Equity Income Fund, Blended Summit Cash Reserve Fund, Balanced Fund, Small Cap Stock Fund, Mid Cap Growth Fund, Bond Indexed Trust, International Stock Fund and Equity Index Trust. The investment strategies of these funds are as follows:

     Blue Chip Growth Fund (BCG) - The fund's investment objective is to provide long-term capital growth. Income is a secondary objective.

     Equity Income Fund (EIF) - The fund's investment objective is to provide substantial dividend income as well as long-term capital appreciation through investments in common stocks of established companies.

     Blended Summit Cash Reserve Fund (BSCR) - The fund's investment objective is the preservation of capital and liquidity and, consistent with these, the highest possible current income.

     Balanced Fund (BAL) - The fund's investment objective is to provide capital appreciation, current income and preservation of capital through a portfolio of stocks and fixed income securities.

     Small Cap Stock Fund (SCS) - The fund's investment objective is to provide long-term capital growth by investing primarily in stocks of small companies.

     Mid Cap Growth Fund (MCG) - The fund's investment objective is to provide long-term capital appreciation by investing in mid cap stocks offering the potential for above average earnings growth.

     Bond Indexed Trust (BIT) - The investment objective of the trust is to track returns associated with government bonds.

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FRED MEYER, INC. 401(k) SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS, CONTINUED


1.   DESCRIPTION OF THE PLAN (CONTINUED)

     INVESTMENT OPTIONS (CONTINUED)
     International Stock Fund (ISF) - The fund's investment objective is long-term growth of capital through investments primarily in common stocks of established, non-U.S. companies.

     Equity Index Trust (EIT) - The fund's investment objective is to match the performance of the Standard & Poor's 500 Stock Index (S&P 500). The S&P 500 is made up of primarily large capitalization companies that represent a broad spectrum of the U.S. economy and about 70% of the U.S. stock market's total capitalization.

     Rollovers - The Administrative Committee determined that rollovers from other plans would be allowed and invested as the participant directs.

     PAYMENT OF BENEFITS
     On termination of service due to death, disability, or retirement, a participant may elect to receive either a lump-sum amount equal to the value of the participant's vested interest in his or her account, or annual installments up to a maximum of 20 years, or the participant's life expectancy. For termination of service for other reasons, a participant may receive the value of the vested interest in his or her account as a lump-sum distribution. Hardship and financial need withdrawals are provided to the extent of the participant's need, grossed up for taxes and penalties, and matching contributions are not available for hardship withdrawal.


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     BASIS OF ACCOUNTING
     The financial statements and supplemental schedules of the Plan were prepared using the modified cash basis of accounting, which is the equivalent of the accrual basis except that certain income receivable, contribution receivable and plan accruals balances are not recorded. This practice is not in accordance with generally accepted accounting principles, but is permitted under ERISA.

     USE OF ESTIMATES
     The preparation of financial statements in conformity with the modified cash basis of accounting requires management to make estimates and assumptions the affect the reported amounts of assets and liabilities and changes therein, and disclosure of contingent assets and liabilities. Actual results could differ from those estimates.

     INVESTMENT VALUATION AND INCOME RECOGNITION
     The Plan's investments are stated at fair value. Quoted market prices are used to value investments. Shares of mutual funds are valued at the net asset value of shares held by the Plan at year-end. Purchases and sales of securities are recorded on a trade-date basis. Interest income and dividend income are recorded on the date received by the Plan. Investment advisors under the supervision of the Plan's Administrative Committee manage these investments.

                                       6
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FRED MEYER, INC. 401(k) SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS, CONTINUED


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     PAYMENT OF BENEFITS
     Benefits are recorded when paid.

     FEES AND EXPENSES
     The Plan provides that the Company will pay the administrative costs and expense of the Plan including the trustee and management fees. Such costs not paid by the Company are paid from the Plan assets.


3.   RELATED PARTY TRANSACTIONS

     Certain Plan investments are shares of mutual funds managed by T. Rowe Price. T. Rowe Price is the trustee and recordkeeper as defined by the Plan and, therefore, these transactions qualify as party-in-interest transactions. Fees paid by the Plan for the investment management and recordkeeping services amounted to $98,917 for the year ended March 31, 2000.


4.   PLAN TERMINATION

     Although the Company presently has no plans to terminate the Plan, it may do so at its sole discretion. In no event shall any part of the Plan's assets be used for any purpose other than for the exclusive benefit of the participants or their beneficiaries.


5.   TAX STATUS

     A tax determination letter request from the Internal Revenue Services has not been completed as of March 31, 2000. However, the Plan administrator and the Plan's tax counsel believe the Plan is designed and is currently being operated in compliance with the applicable requirements of the Internal Revenue Code.

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FRED MEYER, INC. 401(k) SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS, CONTINUED


6.   INVESTMENTS

     The Plan's assets held for investment purposes at March 31, are presented in the following table:

          The Kroger Co. common stock; 844,082 shares                        $ 14,824,188
          T. Rowe Price Blue Chip Growth Fund; 5,959,918 shares               230,231,620 *
          T. Rowe Price Equity Income Fund; 603,096 shares                     14,015,951
          T. Rowe Price Blended Summit Cash Reserve Fund; 40,558,003 shares    40,558,003 *
          T. Rowe Price Balanced Fund; 8,650,574 shares                       173,270,995 *
          T. Rowe Price Small Cap Stock Fund; 247,624 shares                    6,173,256
          T. Rowe Price Mid Cap Growth Fund; 417,984 shares                    18,445,619
          T. Rowe Price Bond Indexed Trust; 1,061,211 shares                   16,512,439
          T. Rowe Price International Stock Fund; 567,072 shares               10,842,426
          T. Rowe Price Equity Index Trust; 717,056 shares                     28,259,175
          Participant loans                                                    12,633,431
                                                                             ------------

               Total assets held for investment purposes                     $565,767,103
                                                                             ============


          * Represents greater than 5% of net assets available for benefits.


     During 1999, the Plan's investments (including gains and losses on investments bought and sold, as well as held during the year) appreciated in value by $53,722,859 as follows:

          Common stock                                                       $  1,047,276
          Mutual funds                                                         52,675,583
                                                                             ------------

                                                                             $ 53,722,859
                                                                             ============




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















                             SUPPLEMENTAL SCHEDULES


















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FRED MEYER, INC. 401(k) SAVINGS PLAN
SCHEDULE H PART IV LINE i
SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES AT END OF YEAR
MARCH 31, 2000


                                                                              (c)
                                                                 DESCRIPTION OF INVESTMENT
                          (b)                                  INCLUDING MATURITY DATE, RATE                      (e)
                  IDENTITY OF ISSUE,                          OF INTEREST, COLLATERAL, PAR, OR       (d)        CURRENT
(a)       BORROWER, LESSOR, OR SIMILAR PARTY                            MATURITY VALUE              COST**       VALUE
---       ----------------------------------------------    ------------------------------------    ------    ------------
 *        The Kroger Co. common stock                       Company Stock                           $ --      $ 14,824,188
 *        T. Rowe Price Blue Chip Growth Fund               Mutual Fund                               --       230,231,620
 *        T. Rowe Price Equity Income Fund                  Mutual Fund                               --        14,015,951
 *        T. Rowe Price Blended Summit Cash Reserve Fund    Custom Fund                               --        40,558,003
 *        T. Rowe Price Balanced Fund                       Mutual Fund                               --       173,270,995
 *        T. Rowe Price Small Cap Stock Fund                Mutual Fund                               --         6,173,256
 *        T. Rowe Price Mid Cap Growth Fund                 Mutual Fund                               --        18,445,619
 *        T. Rowe Price Bond Indexed Trust                  Common Trust                              --        16,512,439
 *        T. Rowe Price International Stock Fund            Mutual Fund                               --        10,842,426
 *        T. Rowe Price Equity Index Trust                  Common Trust                              --        28,259,175
 *        Participant loans                                 Interest rates from 8.00% to 10.00%,
                                                              due from January 2000 to May 2025       --        12,633,431

*  Represents party-in-interest.
** Historical cost has not been presented as all investments are participant directed.

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
FRED MEYER, INC. 401(k) SAVINGS PLAN
SCHEDULE H PART IV LINE j
SCHEDULE OF REPORTABLE TRANSACTIONS - SINGLE
FOR THE YEAR ENDED MARCH 31, 2000


Transactions or series of transactions in excess of 5% of the current value of the Plan's assets as of March 31, 2000, reportable under the provisions of the Employee Retirement Income Security Act of 1974, were as follows for non-participant directed investments for the period ended March 31, 2000.

                                               (b)               (c)                (d)
              (a)                          DESCRIPTION         PURCHASE            SELLING
   IDENTITY OF PARTY INVOLVED               OF ASSET             PRICE              PRICE
-----------------------------------        -----------        ------------        --------
T. Rowe Price Balanced Fund                Mutual fund        $184,225,364        $    --
T. Rowe Price Blue Chip Growth Fund        Mutual fund         171,645,610             --


                                                                                                  (h)
                                                              (f)                               CURRENT
                                                            EXPENSE                            VALUE OF
                                              (e)          INCURRED           (g)               ASSET ON            (i)
              (a)                            LEASE           WITH           COST OF           TRANSACTION        NET GAIN
   IDENTITY OF PARTY INVOLVED                RENTAL       TRANSACTION        ASSET                DATE           OR (LOSS)
------------------------------------       --------       -----------     ------------        ------------       ---------
T. Rowe Price Balanced Fund                $     --        $    --        $184,225,364        $184,225,364        $    --
T. Rowe Price Blue Chip Growth Fund              --             --         171,645,610         171,645,610             --




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FRED MEYER, INC. 401(k) SAVINGS PLAN
SCHEDULE H PART IV LINE j
SCHEDULE OF REPORTABLE TRANSACTIONS - SERIES
FOR THE YEAR ENDED MARCH 31, 2000


                                               (b)               (c)                (d)
              (a)                          DESCRIPTION         PURCHASE            SELLING
   IDENTITY OF PARTY INVOLVED               OF ASSET             PRICE              PRICE
-----------------------------------        -----------        ------------        --------
T. Rowe Price Balanced Fund                Mutual fund        $187,493,857        $    --
T. Rowe Price Blended Summit Cash
   Reserve Fund                            Custom fund          34,900,175             --
T. Rowe Price Blue Chip Growth Fund        Mutual fund         184,325,095             --


                                                                                                  (h)
                                                              (f)                               CURRENT
                                                            EXPENSE                            VALUE OF
                                              (e)          INCURRED           (g)               ASSET ON            (i)
              (a)                            LEASE           WITH           COST OF           TRANSACTION        NET GAIN
   IDENTITY OF PARTY INVOLVED                RENTAL       TRANSACTION        ASSET                DATE           OR (LOSS)
-----------------------------------        --------       -----------     ------------        ------------       --------
T. Rowe Price Balanced Fund                $     --        $    --        $187,493,857        $187,493,857        $    --
T. Rowe Price Blended Summit Cash
   Reserve Fund                                  --             --          34,900,175          34,900,175             --
T. Rowe Price Blue Chip Growth Fund              --             --         184,325,095         184,325,095             --


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